UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 23, 2004

Azurel, Ltd.
(Exact name of registrant as specified in its chapter)

Delaware
(State or other jurisdiction of incorporation)

0-22809
(Commission File Number)

13-3842844
(IRS Employer Identification No.)

AZUREL, LTD

12 Gardner Road
Fairfield, New Jersey 07007
(Address of principal executive offices) (Zip Code)

(973) 575-9500
Registrant's telephone number, including area code:


INFORMATION TO BE INCLUDED IN THE REPORT

AZUREL, LTD. is referred to hereafter as (the Company), (we), or (our).

Item 3. Bankruptcy or Receivership.

On July 19, 2004, Azurel, Ltd., a Delaware corporation ("Azurel"), today announced that an application/motion to convert the Chapter 11 Plan of Reorganization entered on February 13, 2002, to Chapter 7 was granted in the United States Bankruptcy Court District of New Jersey. On July 23, 2004, we issued the press release (the Press Release) annexed as an exhibit hereto. The Press Release is incorporated herein by reference.


Item 7. Financial Statements and Exhibits.
(c) Exhibits

99.1 Press Release dated July 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2004

Azurel, Ltd.
By /s/ Steve Moskowitz
Steve Moskowitz
CFO

INDEX TO EXHIBITS

Exhibit No.

99.1	Press Release dated July 23, 2004.


EX-99.1
PRESS RELEASE

PRESS RELEASE

FOR IMMEDIATE RELEASE					JULY 23, 2004

Azurel, Ltd. Announces Granting of Application/Motion to
Convert Case to Chapter 7

AZUREL, LTD. (Bulletin Board Symbol - AZUR) today announced that an application/motion to convert the Chapter 11 Plan of Reorganization entered on February 13, 2002, to Chapter 7 was granted on July 19, 2004 in the United States Bankruptcy Court District of New Jersey.

Azurel, Ltd. is a full line fragrance and cosmetic company with its own proprietary brands, including Privilege and Benendre.

Disclosure: This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service, demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether made by or on behalf of the Company are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
For further information, please see the Company's current 10-K filing.

Contact: Azurel, Ltd.
Steve Moskowitz, CFO